MT103 (MEDI-538) Induces B-cell Depletion, Clearance of Bone Marrow Infiltration and Clinical Responses in Heavily Pre-treated NHL Patients: First Data from Phase I Dose-escalation Study MT103-104
R. C. Bargou1, P. Kufer2, P. Kirchinger2, R. Noppeney3, M. Schuler4, A. Viardot5, K. Weigang-Köhler6, F. Zettl7, C. Gerecke8, M. Libicher9, H. Einsele1, G. Riethmüller10, R. Lutterbüse2, M. Klinger2, P. A. Baeuerle2, B. Schlereth2, A. Wolf2, C. Reinhardt2
1Medizinische Klinik und Poliklinik II, Universitätsklinikum Würzburg; 2Micromet, Inc., Carlsbad, CA, USA; 3Klinik für Hämtologie, Essen, Germany; 4III. Medizinische Klinik und Poliklinik, Mainz, Germany; 5Universitätsklinikum Ulm, Germany; 6Institut für medizinische Onkologie und Hämtologie, Nürnberg, Germany; 7Medizinische Universität, Göttingen, Germany; 8Medizinische Klinik für Hämatologie und Onkologie, Berlin, Germany; 9Universitätsklinikum, Heidelberg, Germany; 10Institut für Immunologie, München, Germany
Introduction
MT103/MEDI-538 is a murine recombinant single-chain antibody derivative that combines in one molecule the binding specificity for both the pan-B cell antigen CD19 and the epsilon chain of the T cell receptor/CD3 complex1-4.
     MT103 is non-glycosylated and has a molecular weight of approximately 54 kDa. MT103 belongs to a series of compounds called BiTE®, which are designed to direct T cells against tumor cells5. The specific therapeutic action of MT103 results from target cell-specific cytotoxicity. Cytotoxic T cells are efficiently recruited via the anti-CD3 domain whereas malignant B cells are targeted by the highly specific interaction with CD19, a marker not expressed on tissues other than B cells.
     MT103 is an extremely potent molecule with half-maximal target cell lysis in vitro in the 10 to 100 pg/mL range. As the cell binding affinities of MT103/MEDI-538 are demonstrated to be at least two orders of magnitude lower, the data indicate that binding of only a few molecules on target and effector cells is sufficient to induce cell death. Recent studies have shown that MT103-activated T cells are capable of serial tumor cell killing6, translating into activity at very low effector-target cell ratios. Cytolytic synapse formation is critical for BiTE® activity7.
     Here we show first data from an ongoing Phase 1 dose escalations study with continuously infused MT103 in patients with refractory non-Hodgkin lymphoma (NHL).
High Potency of Redirected Tumor Cell Lysis in vitro2

Results from a FACS-based cytotoxicity assay are shown. ADCC/CDC by Rituxan® and T-cell-mediated cytotoxicity by MT103 were assayed under identical conditions using unstimulated PBMC from the same healthy human donor. Human B lymphoma line DOHH-2 was used as target cells, which expresses both CD20 and CD19, the respective targets for Rituxan® and MT103. Fifty percent human serum was added to supply human complement for Rituxan® CDC activity. The difference in specific tumor cell lysis of Rituxan® and MT103, as defined by half-maximal cell lysis (ED50), was >100,000 fold. Error bars show standard deviations of triplicate determinations. The ED50 for redirected tumor cell lysis by MT103 was approximately 50 pg/ml.

High Anti-tumor Activity of MT103 in SCID Mouse Model4

Cells of human pre-B lymphoma line NALM-6 were mixed with unstimulated human PBMC (1:1,000) and subcutaneously injected in NOD/SCID mice. Tumor outgrowth was observed after 25-30 days in the absence and presence of PBMC, and at doses of 1 and 10 ng MT103. Complete inhibition of tumor outgrowth was achieved at MT103 doses of 100 ng and 1 µg given i.v. for the first five days after tumor inculation (arrows). No relapses were observed in these two groups (N=8).

Steady-state Serum Levels of MT103 in Patients by Continuous Infusion

Patients with relapsed indolent lymphoma were treated in the phase I study MT103-104 according to a 3+3 dose escalation design with continuously infused MT103 for 4-8 weeks. As shown for one patient at dose level 4 (15 µg/m2/24 h), steady state serum levels of 500-600 pg/ml were achieved for the entire 4-week treatment period. A highly sensitive cell-based bioactivity assay was employed for determination of MT103 serum levels. LLQ: lower limit of quantitation (red line). Error bars give standard deviations of triplicate determinations.

B Cell Depletion and T Cell Activation by MT103

All patients at dose level 4 in phase I study MT103-104 showed complete depletion of peripheral B and B lymphoma cells, and some patients at dose levels 2 (1.5 µg/m2/24 h) and 3 (5 µg/m2/24 h). A representative patient from dose level 4 is shown. Concomittant with B cell depletion an increase of both peripheral CD8- and CD4-positive T cell counts was observed in most cases. In vitro experiments have shown that both T cell populations can contribute to redirected lysis by MT103 and are induced to proliferate in response to MT103 when target cells are present. B cell and T cell counts in peripheral PBMC preparations of patients were determined by FACS analysis.

Apoptosis of B Lymphoma Cells Induced by MT103

A reason for B cell depletion in response to MT103 was investigated by staining B cells with the apopotosis marker annexin V (PE-labeled), followed by FACS analysis. While B cells showed a close to 100-fold increase in annexin V positivity, it only transiently doubled for naive T cells. A constantly high level of apoptosis of B cells was seen during the entire 4-week treatment with MT103 for this one patient.

References

1.	Löffler et al. (2000), Blood 95:2098.

2.	Dreier et al. (2002), Intl J Cancer 100:690

3.	Löffler et al. (2003), Leukemia 17:900

4.	Dreier et al. (2003), J Immunol 170:4397
5.	Wolf et al. (2005), Drug Disc Today 10:1237

6.	Hoffmann et al. (2005), Intl J Cancer 115:98

7.	Offner et al. (2006), Mol Immunol 43:763

Clearance of Bone Marrow From Lymphoma Cells

Patient #1 at Dose Level 4 (15 µg/m 2/24 hrs)
Previous treatments included CHOP, Chlorambucil, Fludarabine, Dexa-BEAM, Endoxan and repeated Rituxan

A bone marrow biopsy was obtained from one patient at dose level 4 and stained for B lymphoma (blue) and T cells (brown). Seventeen days following the beginning of continuous MT103 treatment, a second biopsy was taken and analyzed by immunohistochemistry.

Clinical Efficacy by Single-agent MT103 Treatment

A computer tomography is shown for one patient at dose level 4 before treatment (day 0), and after a 4-week continuous infusion of MT103 (day 28). The reduction in tumor lesions was calculated as partial response according to standardized Cheson criteria.

Cohort	Dose Level	Disease	Treatment	Best Response
Duration
1	0.5 µg/m2/24	Binet C Immunocytoma	4 Weeks		SD
	hours	Stage IV A Mantle Cell	4 Weeks	PD
		Stage IV CLL	8 Weeks			MR
2	1.5 µg/m2/24	Stage IV B Mantle Cell	8 Weeks		SD
	hours	Stage IV B Mantle Cell	4 Weeks		SD
		Stage IV E Mantle Cell	23 Days	PD
2b	1.5 µg/m2/24	Stage IV A Mantle Cell	25 Days		SD
	hours	Stage IV CLL	4 Weeks		SD
		Stage IV B Follicular	4 Weeks		SD
3	5 µg/m2/24	Stage IV Mantle Cell	4 Weeks		SD
	hours	Stage IV B Follicular	4 Weeks		SD
		Stage III Mantle Cell	4 Weeks		SD
4	5 µg/m2/24	Stage III SLL/CLL	18 Days			PR
	hours on Day 1	Stage IV Mantle Cell	4 Weeks		SD
		Stage IV Follicular	8 Weeks			PR
	15 µg/m2/24	Stage IV Follicular	8 Weeks			CR
	hours from Day	Stage IV A Marginal Zone	3 Days		N/A*
	2 onward	Stage II Follicular	4 Weeks	PD
		Stage II A Mantle Cell	1.5 Days		N/A*
Summary of the ongoing phase I study MT103-104.
PD:  Progressive Disease
SD:  Stable Disease
MR:  Minimal Response
PR:  Partial Response
CR:  Complete Response
N/A:  Not assessible because of too short treatment

Safety and Tolerability of Continuously Infused MT103
The most common adverse events (AEs) occuring in 7 or more patients were:
Leukopenia (14 pts.; 74%), lymphopenia (12 pts.; 63%), abnormal hepatic function (9 pts.; 47%), enzyme abnormality (9 pts.; 47%), pyrexia (8 pts.; 42%) diarrhea (7 pts.; 37%) and hyperglycemia (7 pts.; 37%).
Nineteen AEs were grade 3 or higher. The most common grade 3 or higher AEs occuring in 3 or more patients were:
Lymphopenia (12 pts.; 63%), leukopenia (9 pts.; 47%), neutropenia (3 pts.; 16%) and enzyme abnormality (3 pts.; 16%).
The most common serious adverse events (SAEs) were:
Lymphopenia (5 pts.; 21%), leukopenia (4 pts.; 21%) and overdose (3 pts.; 16%). To date, no anti-MT103 antibodies have been detected.
Conclusion
First results from ongoing phase I study MT103-104 indicate that low doses of continuously infused MT103/MEDI-538 as a single-agent therapy have clinical activity in heavily pre-treated NHL patients.